                                                                    Exhibit 23.2



                        CONSENT OF INDEPENDENT AUDITORS

We have issued our reports dated February 23, 2000 (except for Notes 11 and 12 as to which the date is October 23, 2000), accompanying the financial statements of ProFound Pharma A/S appearing in the current report of Maxygen, Inc. on Form 8-K/A (File No. 000-28401 filed on October 24, 2000) which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned reports.

/s/ Grant Thornton Denmark Ltd.

Copenhagen, Denmark

January 19, 2001